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                                                                   Exhibit 10.11

                                   SUBLEASE


     Sublessor hereby leases to Sublessee and Sublessee hereby hires from Sublessor the Premises hereinafter described on the terms and conditions set forth in this Sublease Agreement (hereinafter called this "Sublease"), dated for reference purposes only January 18, 2001.

                           BASIC SUBLEASE PROVISIONS

     The words and figures set forth in Paragraph A to W, inclusive, are part of this Sublease wherever appropriate reference is made thereto, unless they are expressly modified elsewhere in this Sublease.

A.   Sublessor:                 Kennedy-Wilson International, a California
                                corporation, dba Kennedy-Wilson Properties, Ltd.

B.    First Sublessor:          U.S. Bank National Association, as successor in
                                interest to Santa Monica Bank.

C.    Sublessee:                JB Oxford & Company, a Utah corporation

D.    Lessor:                   Wilshire-Camden Associates, a California limited
                                partnership, c/o Kennedy-Wilson Properties, Ltd,
                                9601 Wilshire Blvd, Ste G1-25, Beverly Hills, CA
                                90210.

E.    Master Lease:             Masterlease dated March 17, 1977 between
                                WILSHIRE-CAMDEN ASSOCIATES, predecessor in interest, to WILSHIRE-CAMDEN ASSOCIATES as
                                Landlord and AMERICAN CITY BANK, predecessor in interest to SANTA MONICA BANK, predecessor in interest to U.S. BANK NATIONAL ASSOCIATION, as
                                Tenant.

F.    First Sublease:           Sublease dated June 15, 1999, by and between
                                Kennedy-Wilson International dba Kennedy-Wilson
                                Properties, Ltd. as Sublessee and Santa Monica
                                Bank as Sublessor for the Premises commonly known as Suite GF-3, containing approximately
                                8,258 rentable square feet in that certain office building located at 9601 Wilshire Blvd, Beverly Hills, CA 90210.

G.   Building:                  9601 Wilshire Blvd, Beverly Hills, CA

H.   Premises:                  Approximately 8,258 rentable square feet of
                                space on the ground floor commonly known as Suite GF-3 as shown on the attached Exhibit "A".

I.   Use of Premises:           The subject space shall be used for general
                                office use only, including use for a retail stock brokerage company.

J.   Term Commencement Date:    Upon the earlier to occur of Sublessee's
                                occupancy of the Premises for conducting business or ninety (90) days following mutual execution and delivery of this Sublease, including all requisite approvals.
                                Notwithstanding the foregoing, upon mutual execution and delivery of this sublease, including all requisite approvals, Sublessee shall have the right to enter the Premises for the purpose of commencing the Tenant Improvement
                                Work.


K.   Termination Date:          June 30, 2004

L.   Minimum Monthly Rent:      Twenty-Five Thousand Five Hundred Ninety-Nine
                                and
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                                        80/100 Dollars ($25,599.80)

M.   Security Deposit:                  $25,599.80

N.   Prepaid Rent:                      $25,599.80

0.   Rent Abatement:                    None.

P.   Base Year/Operating Expenses:      Subtenant shall assume Sublessor's
                                        obligations for Operating Expenses as
                                        they relate to the Premises per the
                                        Master Lease, except that the Base Year
                                        for calculating Sublessee's Operating
                                        Expenses and Real Estate Tax obligations shall be the Calendar year 2001.
                                        Sublessee shall be responsible for 100%
                                        of the payment of the Beverly Hills
                                        Business Tax. All payments related to
                                        the Premises shall be paid by the
                                        Subtenant to Sublessor.

Q.   Utilities:                         Sublessee shall provide and pay for its
                                        own utilities and Janitorial services
                                        for the Premises.

R.   Parking:                           Parking shall be pursuant to the terms
                                        of the Master Lease.

S.   Tenant Improvement Allowance:      Sublessee shall accept possession of the
                                        Premises in its "as-is, where-is
                                        condition, with all faults", and
                                        Sublessor shall not be required to
                                        provide any improvements or the funds
                                        for any improvements except as stated
                                        below. Sublessee shall have the use of
                                        Sublessor's modular furniture located in the Premises (however the modular furniture shall still be the property of Sublessor) and shall be responsible for the maintenance and repair of such modular furniture, subject to customary wear and tear, provided that Sublessee may choose not to retain the modular furniture in the Premises and may, by written notice to Sublessor, request that the modular furniture be removed prior to Sublessee's taking possession of the Premises.

T.   First Sublessor's Address:         US Bancorp
                                        601 - 2nd Avenue South
                                        Minneapolis, MN 55402-4302
                                        Attn: Jeffrey W. Shea, Corporate Counsel

U.   Sublessor's Address:               Kennedy-Wilson International, Inc.
                                        c/o Kennedy-Wilson Properties, Ltd.
                                        960l Wilshire Blvd., Suite GL-25
                                        Beverly Hills, CA 90210

V.   Sublessee's Address:               JB Oxford & Company
                                        9665 Wilshire Blvd., Suite 300
                                        Beverly Hills, CA 90210

W.   Options:                           Two options to renew, as defined in
                                        Paragraph 45 of the First Sublease,
                                        provided that the "rent" and
                                        "escalations" as referred to in the
                                        Options to Renew shall be the "rent" and "escalations" that Sublessee is obligated to pay under the terms and conditions of this Sublease.

X.   Signage:                           Sublessee shall have the rights to
                                        signage pursuant to the signage rights
                                        granted to Sublessor in Paragraph X of
                                        the
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                                        First Sublease. All signage shall be
                                        subject to approval by the City of
                                        Beverly Hills, First Sublessor (not to
                                        be unreasonably withheld) and Lessor.

Y.   Contingency:                       This sublease shall be contingent upon
                                        signage approval from the City of
                                        Beverly Hills, First Sublessor and
                                        Sublessor. In the event such signage is
                                        not approved as indicated on Exhibit A
                                        in the sublease document, this Sublease
                                        shall be null and void. In addition, it
                                        is understood and agreed that the 90 day time period for Sublessee's build-out of the Premises shall not commence until such signage is approved by all parties.

Master Lease: Premises and Common Areas.

     A. Other than the terms and conditions outlined in this Sublease, this Sublease is subject to the terms and conditions of the Master Lease and the First Sublease. Wherever in this Sublease it is provided that either Lessor or Sublessor has certain rights or privileges, such rights and privileges shall be exercised in accordance with and subject to the terms of the Master Lease or First Sublease, except as modified or deleted pursuant to the terms of this Sublease.

     B. Subject to the terms and provisions herein contained, and to the terms and provisions of the Master Lease and First Sublease, Sublessor hereby leases to Sublessee hereby leases from Sublessor the Premises.

     C. Sublessee shall have the nonexclusive right to use in common with other tenants of the Building, the landscaped areas and common walkways located in or adjacent to the Building.

     D. This Sublease is contingent upon the written approval of the First Sublessor.

2.   Term.     This Sublease shall be effective as of the mutual execution and delivery of this Sublease, including all requisite approvals, but the term of this Sublease shall commence on the Commencement Date and shall continue for the Term set forth in the Basic Sublease Provisions, terminating on the Termination Date unless extended or sooner terminated in accordance with the provisions of this Sublease.

3.   Possession.

     a. If Sublessor, for any reason whatsoever, cannot deliver possession of the Premises to Sublessee within the later of thirty (30) days of receipt of First Sublessor's consent or at the commencement of the term hereof, this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in anyway extended, but in that event, all rent shall be abated during the period between commencement of said term and the time when the Sublessor delivers possession.

     b. In the event Sublessor shall permit Sublessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Sublease. Said early possession shall not advance the termination date hereinabove provided.

4. Rent. Sublessee agrees to pay to Sublessor the Minimum Monthly Rent on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof, except that the first month's rent shall be paid upon the execution hereof. Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Rental shall be paid to Sublessor, without deduction or offset, in lawful money of the United States of America, which shall be legal tender at the time of payment to such person or place as Sublessor may from time to time designate in writing.
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     Any costs incurred by Sublessor in providing auxiliary aids or services or in undertaking barrier removal efforts as defined in and pursuant to the Americans With Disabilities Act of 1990 and the regulations promulgated thereunder, as the same may be amended or supplemented from time to time, or in any similar federal, state, or local law or ordinance which are directly attributable to or arise primarily from Sublessee's use or occupancy of or improvements to the Premises shall be deemed additional rent, and shall be paid in full by Sublessee within 30 days after Sublessor gives Sublessee written notice that such cost has been incurred by Sublessor.

     All direct expenses and other costs and expenses which Sublessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Sublessee's failure to pay such amounts (including interest and late charges), and all damages, costs and expenses which Sublessor may incur by reason of any default of Sublessee or failure on Sublessee's part to comply with the terms of this Sublease, including Sublessor's reasonable and actual attorney's fees, shall be deemed to be additional rent and, in the event of nonpayment by Sublessee, Sublessor shall l have all rights and remedies with respect thereto as Sublessor has for the nonpayment of Minimum Monthly Rent.

5. Use. Sublessee shall use the Premises as described in the Basic Sublease Provisions and shall not use or allow the Premises to be used for any other purpose without the prior written consent of Sublessor. Sublessee shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Building, and shall, upon written notice from Lessor or Sublessor discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Sublessee, at its sole cost and expense, agrees to comply with all laws, rules, regulations and directions of any governmental authority having jurisdiction which shall, by reason of the nature of Sublessee's use or occupancy of the Premises, impose any duty upon Sublessee, Sublessor, or Lessor with respect to the Premises or with respect to the use or occupation thereof. Sublessee shall not do or permit to be done anything which will invalidate or increase the cost of any fire coverage, extended coverage or any other insurance policy covering the Building and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Sublessee shall promptly, upon demand, reimburse Sublessor for any additional insurance premium charged by reason of Sublessee's failure to comply with the provisions of this Article. Sublessee shall not do or permit anything to be done in or about the premises which will in any way obstruct or interfere with the right of other tenants or occupants of the Building, their guests or invitees, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Sublessee cause, maintain or permit any
nuisance in, on or about the Premises.   Sublessee shall not commit or suffer to
be committed any waste in or upon the Premises.

6. Surrender of Premises. On expiration or termination of the term of the Sublease, Sublessee shall surrender to Sublessor the Premises and all Sublessee's improvements and alterations in good condition (except for ordinary wear and tear occurring after the last maintenance made by Sublessee and destruction to the Premises as covered by section 15), provided, however, if Sublessee, with Sublessor's and Lessor's consent, elects to remove any alterations or Sublessee's personal property, Sublessee shall, at Sublessee's sole cost and expense, restore the Premises by the expiration or within 3 days of the expiration of the term of the Sublease.

     Sublessor can elect to retain or dispose of in any manner any alterations or Sublessee's personal property that Sublessee does not remove from the Premises on expiration or termination of the term of the Sublease as allowed or required by this Sublease by giving at least 5 days' notice to Sublessee. Title to any such alterations or Sublessee's personal property that Sublessor elects to retain or dispose of on expiration of the 5 day period shall vest in Sublessor. Sublessee waives all claims against Sublessor for any damage to Sublessee resulting from Sublessor's retention or disposition of any such alterations or Sublessee's personal property. Sublessee shall be liable to Sublessor for Sublessor's cost of storing, removing, and disposing of any alterations or Sublessee's personal property and of restoration of the Premises after such removal.

     If Sublessee fails to surrender the Premises on expiration of the term as required by this section, Sublessee shall pay Sublessor as rent during any such holdover period one and one-half (1 1/2) times rent due under this Sublease, and Sublessee shall agree to indemnify and hold Sublessor harmless from all damages resulting from Sublessee's failure to surrender the Premises, including, without limitation, claims made by a succeeding Sublessee or from Lessor.

7.   Construction, Repairs and Maintenance.

     A. Sublessee's Obligations.

        (1) Sublessee shall be entitled to construct such initial leasehold improvements to the Premises, at the outset of this Sublease, as Sublessee may reasonably require in order that the Premises may be used for the purpose herein specified (herein referred to as "Sublessee's Work"). Sublessee's Work shall be performed by a reputable contractor or contractors, who shall be subject to Sublessor's, First Sublessor's and Lessor's approval, which approval shall not be unreasonably withheld, and in accordance with detailed plans and specifications which shall be prepared by Sublessee and submitted to Sublessor and Lessor in advance of the commencement of Sublessee's Work for Sublessor's and Lessor's approval

        (2) Sublessee shall be responsible for all repairs and alterations in and to the Premises, Building and the facilities and systems thereof, the need for which arises out of: (i) Sublessee's use or occupancy of the Premises; (ii) the installation, removal, use or operation of Sublessee's property in the Premises; (iii) the moving of Sublessee's property into or out of the Building; or (iv) the act, omission, misuse or negligence of Sublessee, its agents, contractors, employees or invitees.

        (3) If Sublessee fails to maintain the Premises in good order, condition and repair, then Sublessor or Lessor shall give Sublessee written notice to perform such work to maintain the premises in good order, condition and repair within thirty (30) days of receipt of said notice. Sublessee shall not be in violation of this provision if the maintenance or repair is such that cannot be completed within thirty (30) days, but such repairs or maintenance were commenced within such thirty (30) day period. If Sublessee has not performed such work at the termination of the thirty (30) days from when Sublessee received notice to perform such work the Lessor or Sublessor shall have the right (but not the obligation) to do such acts and expend such funds, at the expense of Sublessee, as are reasonably required to perform such work. Any amount so expended by Sublessor and Lessor shall be paid by Sublessee as Additional Rent promptly after demand with interest at the maximum rate then allowed by law. Sublessor and Lessor shall have no liability to Sublessee for any damage, inconvenience or interference with the use of the Premises by Sublessee as a result of performing any such work.

        (4) Sublessee shall do all acts required to comply with all applicable laws, ordinances and rules of any public authority relating to its maintenance obligations as set forth herein.

        (5) Except as otherwise expressly provided in this Sublease, First Sublessor, Sublessor and Lessor shall have no liability to Sublessee, nor shall Sublessee's obligations under this Sublease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from First Sublessor's, Lessor's or Sublessor's making any reasonable repairs or changes which First Sublessor, Lessor or Sublessor are required or permitted to make under the Master Lease or First Sublease, other than that which may be caused by the negligence or intentional act of Lessor, First Sublessor or Sublessor, this Sublease or by any other sublessee's Sublease, tenant lease or required by law to make in or to any portion of the Building or the Premises.

        (6) Sublessee shall give Sublessor, First Sublessor and Lessor, prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

        (7) Upon the expiration or earlier termination of this Sublease, Sublessee shall return the Premises to Sublessor, First Sublessor and Lessor clean and in the same condition as of the date Sublessee took possession, except for normal wear and tear and for any previously approved reconfiguration. Any damage to the Premises, including any structural damage, resulting from Sublessee's use or from the removal of Sublessee's trade fixtures, furnishings and equipment shall be repaired by Sublessee expense.

     B. Sublessor's Obligations. Sublessee agrees to accept possession of the Premises "As Is" and neither Sublessor, First Sublessor or Lessor shall be obligated to construct any other Tenant improvements.

8.   Alterations and Additions.

     A. Except as provided in Article 7, Sublessee shall not, without the prior written consent of Lessor, First Sublessor or Sublessor, make any alterations, decorations, additions or improvements in or to the Premises.

     B. Sublessee covenants and agrees that all work done by Sublessee shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all government agencies, offices and departments having jurisdiction. Sublessee further covenants and agrees that any mechanic's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Sublessee, will be discharged by Sublessee, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Sublessee. All alterations, decorations, additions or improvements upon the Premises, made by Sublessee shall, unless Sublessee elects otherwise, become the property of Lessor, as provided in the Master Sublease, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term.

     C. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Sublessee or installed by Sublessee at its expense in the Premises (collectively, "Sublessee's Property") shall be and remain the property of Sublessee and may be removed by Sublessee at any time during the Term, provided Sublessee is not in default hereunder, and provided further that Sublessee shall repair any damage caused by such removal. If Sublessee shall fail to remove all Sublessee's Property from the Premises upon termination of this Sublease for any cause whatsoever, Lessor, First Sublessor or Sublessor may, at its option, remove the same in any manner that Lessor, First Sublessor or Sublessor shall choose, and store said effects without liability to Sublessee for loss thereof, and Sublessor agrees to pay Lessor or Sublessor, as appropriate, upon demand any and all expenses incurred in such removal and restoration, including court cost, and attorneys' fees and storage charges for any length of time that Sublessee's Property shall be in Lessor's, First Sublessor's or Sublessor's possession, or Lessor or Sublessor may at its option, without notice, sell Sublessee's Property, or any of the same, at private sale and without legal process, for such price as Lessor, First Sublessor or Sublessor may obtain and apply the proceeds of such sale against any amounts due Lessor, First Sublessor or Sublessor.

9. Condition of Premises. Sublessee's taking possession of the Premises shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

10. Entry by Lessor or Sublessor. Lessor, First Sublessor or Sublessor and its authorized representatives shall at any and all times with reasonable prior notice have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Lessor, First Sublessor or Sublessor to Sublessee hereunder, to show said Premises to prospective brokers, agents, buyers, tenants (within the last 6 months of the Lease Term) or persons interested in an exchange, to post any notices required or allowed under the provisions of this Sublease, and alter, improve or repair the Premises and any portion of the Building that Lessor, First Sublessor or Sublessor may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of Sublessee shall not be interfered with unreasonably. Subject to the foregoing, Sublessee hereby waives any claim for damages or for any injury or inconvenience to or interference with Sublessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby except for the negligence of Sublessor, First Sublessor or Lessor. For each of the aforesaid purposes, Sublessor, First Sublessor and Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Sublessee's vaults, safes and files and Lessor shall have the right to use any and all means which Sublessor, First Sublessor and Lessor may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Sublessee except for any failure to exercise due care towards Sublessee's property. Any entry to the Premises obtained by Sublessor, First Sublessor or Lessor by any of said means, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Sublessee from the Premises or any portion thereof.

11. Utilities and Services. Utilities and services shall be furnished to the Premises as provided by the Master Lease. Neither Lessor, First Sublessor nor Sublessor shall be liable in damages or otherwise for any failure or interruption of any utility services or other service furnished to the Premises other than for any interruption which may result from the negligent or intentional acts of Lessor or Sublessor, their agents, servants or employees.
No such failure or interruption shall entitle Sublessee to terminate this Sublease or withhold or abate payment of Rent or other sums due hereunder except for any abatement of Rent which would be due Sublessor as a result of such failure or interruption or as such failure or interruption may be the result of
the negligence, or intentional act of Lessor per the Master Lease.   As
described in the Basic Sublease Provisions, Sublessee shall reimburse Sublessor for all charges for water, sewer, gas, electricity, light, heat, power and trash services rendered to the subleased Premises.

12. Indemnification. Sublessee, Sublessor, First Sublessor and Lessor hereby agrees to indemnify and hold harmless the other parties against and from any and all claims arising from Sublessee's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Sublessee or any officer, agent, employee, guest or invitee of Sublessee in or about the Building, and further agrees to indemnify and hold harmless the other parties against and from any and all claims arising from any breach or default in the performance of any obligation on the indemnifying party's part to be performed under the terms of this Sublease or arising from any act, neglect, fault or omission of the indemnifying party or any officer, agent, employee, guest or invitee of the indemnifying party, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Lessor, First Sublessor or Sublessee by reason of any such claim, the indemnifying party upon notice from the indemnified party shall defend the same at the indemnifying party's expense by counsel approved in writing by the indemnified party as appropriate. Sublessee, as a material part of the consideration to Sublessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, except that which is caused by the failure of Sublessor to observe any of the terms and conditions of this Sublease, or the negligence or intentional act of Sublessor, its agents, servants or employees.

13. Damage to Sublessee's Property. Neither Lessor, First Sublessor nor Sublessor shall be liable for any damage to property entrusted to Lessor, First Sublessor or Sublessor or any of their agents, servants or employees, for loss of or damage to any property by theft or otherwise, for any injury or damage to persons or property resulting from any cause, including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause whatsoever, except as may be proximately caused by the negligence or intentional act of Lessor, First Sublessor or Sublessor, their agents, servants or employees. Sublessee shall give prompt notice to Lessor, First Sublessor and Sublessor in case of fire or accidents in the Premises or in the Building or of defects therein.

14. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. Sublessee shall, at Sublessee's expense, obtain and keep in full force and effect, during the term of this Sublease, a Standard Commercial General Liability policy providing coverage of $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate insuring against all liability of Sublessee and its authorized representatives arising out of an in connection of Sublessee's use or occupancy of the Premises and all areas appurtenant thereto.

     All public liability insurance and property damage insurance shall insure performance by Sublessee of the indemnity provisions of Section 12, with Lessor, First Sublessor and Sublessor named as additional insureds therein as their respective interests appear.

     The limit of said insurance shall not, however, limit the liability of the Sublessee hereunder. Sublessee may carry said insurance under a blanket policy, providing, however, said insurance by Sublessee shall have a Landlord's protective liability endorsement attached thereto. If Sublessee shall fail to procure and maintain said insurance, Sublessor may, but shall not be required to, procure and maintain same, but at the expense of Sublessor. Insurance required hereunder, shall be in companies rated AVI or better in "Best's Insurance Guide". Sublessee shall deliver to Sublessor prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Sublessor. No policy shall be cancelable or subject to reduction of coverage except after ten (10) days prior written notice to Sublessor.

     Notwithstanding any other provision of this Lease to the contrary, Sublessee shall not be entitled to Possession of the Premises unless and until certificate(s) evidencing the existence of said insurance and evidence of payment of premiums are delivered to Sublessor no later than one full business day prior to commencement of this Lease.

15.  Damage or Destruction.

     A. In the event the Building is damaged by fire or other perils then Sublessee shall give written notice to Lessor, First Sublessor and Sublessor of such event. Thereafter Sublessee shall have the same rights Sublessor may have under the Master Lease to terminate this Sublease. Such right to terminate shall be exercised by giving written notice to Sublessor not less than ten (10) days prior to such date that Sublessor must notify Lessor of Sublessor's intention to terminate the Master Lease.

     B. Upon any termination of this Sublease under this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Sublessor except for the items which have theretofore accrued and are then unpaid.

     C. In the event of repair, reconstruction and restoration of the Building by Lessor as provided in the Master Lease, Rent for the Premises shall be abated during the period of repair, reconstruction and restoration if and as provided in the Master Lease. Except to the extent of such abatement, this Sublease shall remain in full force and effect. Sublessee shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

     D. It is hereby understood that if Sublessor, First Sublessor or Lessor is obligated to repair or restore as herein provided, Sublessor or Lessor is obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Sublessor or Lessor's expense, and the repair and restoration of items not provided at Sublessor or Lessor's expense shall be the obligation of Sublessee.

16.  Eminent Domain.

     A. In the event the whole of the Premises, or such part thereof as shall substantially interfere with Sublessee's use and occupancy thereof, is taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking ("Condemnation") Sublessee shall have the same rights Sublessor may have under the Master Lease to terminate this Sublease.

     B. In the event the amount of property or the type of estate taken does not substantially interfere with Sublessee's use of the Premises, Sublessee shall have the same rights Sublessor may have under the Master Lease.

     C. In all events the award for any taking shall be payable to Sublessor and Sublessee according to the value of their respective interests in the Premises. Nothing contained in this Article shall be deemed to give Sublessor any interest in, or prevent Sublessee from seeking any award against the taking authority for the taking of personal property and fixtures belonging to

Sublessee or for relocation or business interruption expenses recoverable from the taking authority.

17.  Defaults and Remedies.

     a. Sublessee's Default: The occurrence of any of the following shall constitute a default by Sublessee:

     (1) Failure to pay rent when due, if the failure continues for five (5) days after notice has been given to Sublessee.

     (2) Abandonment of the Premises (failure to occupy and operate the Premises for ten (10) consecutive days shall be deemed an abandonment).

     (3) Failure to perform any other provision of this Sublease if the failure to perform is not cured within thirty (30) days after notice has been given to Sublessee. If the default cannot reasonably be cured within thirty (30) days, Sublessee shall not be in default of this Sublease if Sublessee commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.

     (4) If any petition shall be filed against Sublessee in any court, whether or not pursuant to any statute of the United States of America or of any state, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and Sublessee shall thereafter be adjudicated bankrupt, or if said proceedings shall not be dismissed within ninety (90) days after the institution of the same, or if any such petition shall be filed by Sublessee or liquidators; or

     (5) If, in any third party creditor proceedings, a receiver, receiver and manager, trustee or liquidator shall be appointed for all or a substantial portion of the Premises, and such receiver, receiver and manager, trustee or liquidator shall not be discharged within ninety (90) days after the appointment of such receiver, receiver and manager, trustee or liquidator; or

     (6)  If Sublessee makes an assignment for the benefit of creditors.

     Notice given under this section shall specify the alleged default and the applicable Sublease provisions, and shall demand that Sublessee perform the provision of this Sublease or pay the rent that is in arrears, as the case may be within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Sublease unless Sublessor so elects in the notice.

     b. Sublessor's Default. Sublessor shall not be in default in the performance of any obligation under the Sublease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Sublessee to Sublessor specifying such failure; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are required for its cure, then Sublessor shall not be deemed to be in default if it reasonably pursues a cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion.

     c. Sublessor's Remedies. Sublessor shall have the following remedies if Sublessee commits a default that remains uncured beyond any applicable cure period. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

(1) Sublessor can continue this Sublease in full force and effect, and the Sublease will continue in effect as long as Sublessor does not terminate Sublessee's right to possession, and Sublessor shall have the right to collect rent when due. During the period Sublessee is in default, Sublessor can enter the Premises and relet them, or any part of them, to third parties for Sublessee's account. Sublessee shall be liable immediately to Sublessor for all costs Sublessor incurs in re-leasing the Premises, including, without limitation, broker's commissions, expenses or remodeling the Premises required by the re-leasing, and like costs. Re-leasing can be for a period shorter or longer than the remaining term of this Sublease. Sublessee, shall pay to Sublessor the rent due under this Sublease on the dates the rent is due, less the rent Sublessor receives from any re-leasing. No act by Sublessor allowed by this section shall terminate this Sublease unless Sublessor notifies Sublessee that Sublessor elects to terminate this Sublease. After Sublessee's default and for as long as Sublessor does not terminate Sublessee's right of possession of the Premises, if Sublessee obtains Sublessor's consent, Sublessee shall have the right to assign or sublet its interest in this Sublease, but Sublessee shall not be released from liability.

(2) Sublessor can terminate Sublessee's right to Possession of the Premises at anytime.

     No act by Sublessor other than notice to Sublessee shall terminate this Sublease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Sublessor's initiative to protect Sublessor's interest under this Sublease shall not constitute a termination of Sublessee's right to possession. On termination, Sublessor has the right to recover from Sublessee:

          (i) The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Sublease;

          (ii) The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Sublease until the time of the award exceeds the amount of the loss of rent that Sublessee proves could have been reasonably avoided;

          (iii) The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Sublessee proves could be reasonably avoided; and

          (iv) Any other amount, and court costs, necessary to compensate Sublessor for all detriment proximately caused by Sublessee's default.

     "The worth, at the time of the award," as used in (i) and (ii) of this section, is to be computed by allowing interest at the rate of 10% per annum. "The worth, at the time of the award," as referred to in 3 of this section is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

18.  Assignment and Subletting.   Sublessee shall not voluntarily assign or
encumber its interest in this Sublease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Sublessor's, First Sublessor's and Lessor's prior written consent, which shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Sublessor's, First Sublessor's and Lessor's prior written consent shall be voidable, at Sublessor's election, and shall constitute a default.

19. Estoppel Certificate. Within ten (10) business days following any written request which Sublessor or Sublessee may make from time to time, the other party shall execute and deliver to the requesting party a statement certifying: (i) the Commencement Date of this Sublease; (ii) the fact that this Sublease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Sublease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental, and other sums payable under this Sublease have been paid; and (iv) the fact there are no current defaults under this Sublease by either Sublessor or Sublessee except as specified in such statement. Sublessor's or Sublessee's failure to deliver such statement within such time shall be conclusive upon such party that this Sublease is in full force and effect, without modification, that there are no uncured defaults in performance by the requesting party, and that not more than one (1) month's rental has been paid in advance.

20. Choice of Law. This Sublease shall be governed by the laws of the State in which the Premises are located.

21. Sucessors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

22. Attorneys' Fees. If any action shall be instituted by either of the parties hereto for the enforcement or interpretation of any of its rights or remedies under this Sublease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in said action and any appeal therefrom, including reasonable attorneys' fees to be fixed by the court therein. Said costs and attorneys' fees shall be included as part of the judgment in any such action. Further, should Sublessor or Lessor properly be made a party to any litigation between Sublessee and any third party, then Sublessee shall pay all costs, and attorneys' fees incurred by or imposed upon Sublessor or Lessor in connection with such litigation.

23. Late Charges. Sublessee hereby acknowledges that late payment by Sublessee to Sublessor of rent or other sums due hereunder will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Sublessor by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Sublessee shall not be received by Sublessor or Sublessor's designee within (10) days after said amount is due, then Sublessee shall pay to Sublessor a late charge equal to (10%) percent of such overdue amount. The parties hereby agree such late charges represent a fair and reasonable estimate of the cost that Sublessor will incur by reason of the late payment by Sublessee. Acceptance of such late charges by the Sublessor shall in no event constitute a waiver of Sublessee's default with respect to such overdue amount, nor prevent Sublessor from exercising any of the other rights and remedies granted hereunder.

24. Interest on Sublessee's Obligations. Sublessee agrees that any payment of Minimum Monthly Rent or any other amount due from Sublessee to Sublessor under this Sublease which is not paid when due shall bear interest from the due date to the date of payment at a rate of interest equal to the lesser of four percent (4%) above the prime lending rate or the maximum non-usurious rate permitted by law. Sublessor's acceptance of any interest shall not constitute a waiver of Sublessee's default with respect to the overdue amount or prevent Sublessor from exercising any of the other rights and remedies available to Sublessor under this Sublease or any law now or hereafter in effect.

25. Waiver. The waiver by Sublessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may occur between the parties in the administration of the terms hereof be deemed a waiver of, or in any way effect, the right of Sublessor to insist upon the performance by Sublessee in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Sublessor shall not be deemed to be a waiver of any preceding breach by Sublessee of any term, covenant or condition of this Sublease, other than the failure of Sublessee to pay the particular Rent so accepted, regardless of Sublessor`s knowledge of such preceding breach at the time of acceptance of such rent.

26.  Time.   Time is of the essence with respect to the performance of every provision of this Sublease in which time or performance is a factor.

27. Notices. Whenever Lessor, First Sublessor, Sublessor or Sublessee shall desire to give or serve upon the other any notice, demand, request or other communication with respect to this Sublease or with respect to the Premises, each such notice, demand, request or other communication shall be in writing and shall not be effective for any purpose unless the same shall be given or served by personal delivery or by mailing the same to such party or parties by certified or registered mail, postage prepaid, return receipt requested, addressed as defined in the Basic Sublease Provisions or at such other address or addresses as Lessor, Sublessor, First Sublessor or Sublessee may from time to time designate by notice given in the manner aforesaid. Every notice, demand, request or communication hereunder sent by mail shall be deemed to have been given or served as of the third business day following the date of such mailing.

28.  Prior Agreements; Amendments.   This Sublease contains all of the
agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreement or understanding pertaining to any such matter shall be effective for any other purpose. No provision of this Sublease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

29. Severability. An provision of this Sublease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

30. Accord and Satisfaction. No Payment by Sublessee or receipt by Sublessor of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment without prejudice to Sublessor's right to recover the balance of such rent or pursue any other remedy provided in this Sublease.

31. Security Deposit. On or before the Commencement Date of this Lease, Sublessee shall deposit with Sublessor the Security Deposit or, at Tenant's option, Tenant may secure a Certificate of Deposit made payable to Sublessor in the amount of such Security Deposit. Said sum shall be held by Sublessor or shall remain in such Certificate of Deposit, as security for the faithful performance by Sublessee of all the terms, covenants, and conditions of this Sublease to be kept and performed by Sublessee during the term hereof. If Sublessee defaults with respect to any provisions of this Sublease, including, but not limited to the provisions relating to the payment of rent, Sublessor may (but shall not be required to) use, apply, retain (or in the case of a Certificate of Deposit, redeem) all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Sublessor may spend, become obligated to spend by reason of Sublessee's default, or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee default. If any portion of said deposit is so used or applied, Sublessee shall within five (5) days after written demand therefore, deposit cash with Sublessor (or replenish the Certificate of Deposit) in an amount sufficient to restore the Security Deposit to its original amount and Sublessee's failure to do so shall be a material breach of this Lease. If the Security Deposit shall be cash, Sublessor shall not be required to keep this Security Deposit separate from its general funds, and Sublessee shall not be entitled to interest on such deposit. Subject to the foregoing, if Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Sublessee (or, at Sublessor's option, to the last assignee of Sublessor's interest hereunder) at the expiration of the Lease term. In the event of termination of Sublessor's interest in this Sublease, Sublessor shall transfer said deposit to Sublessor's successor in interest.

32. Parking. Sublease shall be entitled to park cars (the number of cars is defined in the Basic Lease Provisions) in the parking lot subject to all rules, regulations and policies adopted by Sublessor, First Sublessor and Lessor for the reasonable operation of the parking lot. As described in the Basic Lease Provisions, Sublessee's employees, agents or vendors shall not park their cars or trucks in those portions of the parking areas designated for customer parking.

33. Limitation on Liability. Notwithstanding anything to the contrary in this Sublease, Sublessee and Sublessor agree that in the event of default by the other party hereunder, there shall be absolutely no personal liability of any person, firm or entity who or which constitutes or comprises Sublessee or Sublessor and Sublessee and Sublessor shall, subject to the rights of Sublessor's mortgagees, look solely to the interest of Sublessor in the Premises for the satisfaction of each and every remedy of Sublessee therefor. In this regard, neither Sublessor nor Sublessee nor any of their partners, officers, employees, or agents shall be personally liable for any such default or for any deficiency. The provisions of this section are not intended to limit the Sublessee's or Sublessor's rights to seek injunctive relief or specific performance, or Sublessee's or Sublessor's rights with respect to the proceeds of insurance, if any, specifically maintained by Sublessee or Sublessor for the benefit of the other party. The foregoing limitations shall also apply to any successor to Sublessee's or Sublessor's interest in the Premises.

     In the event of any sale by Sublessor of its leasehold interest in the Premises, Sublessor shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and unaccrued obligations contained in or derived from this Sublease arising out of any act, occurrence or omission occurring after the consummation of such sale; provided that the purchaser at such sale or any such subsequent sale, shall in writing covenant with Sublessee to carry out any and all of the covenants and obligations of Sublessor under this Sublease.

34. Corporate Authority. If Sublease is a corporation, each individual executing this Sublease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Sublease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Sublease is binding upon said corporation in accordance with its terms.

     If Sublessee is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership, in accordance with the partnership agreement, and that this Lease is binding upon said partnership in accordance with its terms.

35   Joint Obligation.  If there be more than one Sublessee, the obligations hereunder imposed upon Tenants shall be joint and several.

36. Marginal Heading. Th marginal headings and section titles are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof.

37. Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

38. Recordation. Sublessee shall not record this Sublease or a short form memorandum hereof without the prior written consent of the Sublessor, First Sublessor and Lessor.

39.  Quiet Possession.   Upon Sublessee paying the rent reserved hereunder and
observing and performing all the covenants, conditions and provisions on Sublessee's part to be observed and performed hereunder, Sublessee shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Sublease.

40.  Inability to Perform.   This Sublease and the obligations of Sublessee
hereunder shall not be affected or impaired because Sublessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of Sublessor.

41. Subordination, Attornment. Upon request of Sublessor, First Sublessor or Lessor, Sublessee will in writing subordinate its rights hereunder to the lien of any first mortgage, or first deed of trust any bank, insurance company or other lending institution (collectively "Lender"), now or hereafter in force against the land and Building, and to all advances made or hereafter to be made upon the security thereof; provided that Sublessee shall concurrently receive a nondisturbance agreement from such Leader in a form reasonably acceptable to Sublessee and Lender.

     In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Lessor covering the Premises, Sublessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Sublease.

     The provisions of this section to the contrary notwithstanding, and so long Sublessee is not in default hereunder, this Sublease shall remain in full force and effect for the full term hereof.

42. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

43   Signs and Auctions.  Sublessee shall not place any sign upon the Premises or Building or conduct any auction without Lessor's, First Sublessor's and Sublessor's prior written consent.

44.  Options to extend.

     Renewal Options

     (a) Sublessor shall grant to Sublessee two options (each an "option") to extend this Sublease and all its terms (with a change in base rent) as follows:

          1) A thirty-six (36) month "option", to commence at the end of the initial term of this Sublease at the rent including escalations that subtenant is paying during the last month of the initial term; 2) a second option to extend lease for ten (10) years to commence at the end of the term of the first option. The rental rate for the second option shall be 115% of the rent being paid by the subtenant during the last month of the first option term.

     (b) Each such option must be exercised by written notice ("Preliminary Notice") to Lessor no later than six (6) months prior to the expiration of the current term in the case of the first option and no later than April 15, 2007 in the case of the second option.

45. Brokers. The parties recognize as the brokers who procured this Lease Julien J. Studley, Inc. and Kennedy-Wilson Properties, Ltd., and agree that Sublessor shall be solely responsible for the payment of any brokerage commissions to said brokers, and that Sublessor shall have no responsibility therefor. If Sublessee or Sublessor has dealt with any other person or real estate broker in respect to leasing, subleasing or renting the Premises to Sublessee, Sublessee or Sublessor, as the case may be, shall be solely responsible for the payment of any fee due said person or firm and Sublessee and Sublessor shall protect, indemnify, hold harmless and defend the other party from any liability in respect thereto.

IN WITNESS WHEREOF, the parties have executed this Sublease the day and year first above written.

SUBLESSOR:                      Kennedy-Wilson International , Inc., a
                                California corporation, dba Kennedy-Wilson
                                Properties, Ltd.


                                By:          illegible
                                   ---------------------------------------
                                Title:____________________________________


SUBLESSEE:                      JB Oxford & Company, a Utah corporation


                                By: /s/ Albert R. Laubenstein
                                   ---------------------------------------
                                Title:      President
                                      ------------------------------------